EXHIBIT 99.1

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia CANADA V6E 2K3 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

ANNUAL INFORMATION FORM
FOR THE FISCAL YEAR ENDED
MAY 31, 2014

August 28, 2014

ITEM 2 - TABLE OF CONTENTS

Page

PRELIMINARY NOTES		-1-
	Documents Incorporated by Reference	-1-
	Date of Information	-1-
	Currency and Exchange Rates	-1-
	Metric Equivalents	-2-
	Forward-Looking Statements	-2-
	Caution Regarding Adjacent or Similar Mineral Properties	-5-
	Caution Regarding Reference to Resources and Reserves	-5-
	Glossary of Terms	-6-

ITEM 3:	CORPORATE STRUCTURE	-10-
	Name, Address and Incorporation	-10-
	Intercorporate Relationships	-10-

ITEM 4:	GENERAL DEVELOPMENT OF THE BUSINESS	-11-
	Three Year History	-11-
	Significant Acquisitions	-14-

ITEM 5:	NARRATIVE DESCRIPTION OF THE BUSINESS	-14-
	General	-14-
	Risk Factors	-18-
	Material Mineral Projects	-25-

ITEM 6:	DIVIDENDS	-29-

ITEM 7:	DESCRIPTION OF CAPITAL STRUCTURE	-30-
	General Description of Capital Structure	-30-
	Constraints	-30-

ITEM 8:	MARKET FOR SECURITIES	-30-
	Trading Price and Volume	-30-

ITEM 9:	ESCROWED SECURITIES	-30-

ITEM 10:	DIRECTORS AND EXECUTIVE OFFICERS	-31-
	Name, Occupation and Security Holding	-31-
	Cease Trade Orders, Bankruptcies, Penalties or Sanctions	-33-
	Conflicts of Interest	-35-

ITEM 11:	PROMOTERS	-35-

ITEM 12:	LEGAL PROCEEDINGS AND REGULATORY ACTIONS	-35-
	Legal Proceedings	-35-
	Regulatory Actions	-35-

ITEM 13:	INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	-35-

ITEM 14:	TRANSFER AGENT AND REGISTRAR	-37-

- ii -

ITEM 15:	MATERIAL CONTRACTS	-37-

ITEM 16:	NAMES AND INTERESTS OF EXPERTS	-37-
	Names and Interests of Experts	-37-

ITEM 17:	ADDITIONAL INFORMATION	-39-
	Audit Committee Information	-39-
	Additional Information	-39-

SCHEDULE “A” – AUDIT COMMITTEE INFORMATION

PRELIMINARY NOTES

Documents Incorporated by Reference

Incorporated by reference into this Annual Information Form (“AIF”) are the following documents:

(a)	Consolidated Audited Financial Statements of the Company for the years ended May 31, 2014 and 2013 (“Financial Statements”);

(b)	Management Discussion and Analysis of the Company for the year ended May 31, 2014 dated August 7, 2014 (“MD&A”); and

(c)
Technical report entitled “Technical Report - The North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated April 1, 2014 by Scott E. Wilson (SME), Gary Giroux (M.Sc., P.Eng) and Herbert C. Osborne (SME) (the “North Bullfrog Report”),

copies of each of which may be obtained online from SEDAR at www.sedar.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this AIF to the extent that a statement contained in this AIF or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this AIF, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

All financial information in this AIF is prepared in accordance with International Financial Reporting Standards.

Date of Information

All information in this AIF is as of May 31, 2014 unless otherwise indicated.

Currency and Exchange Rates

All dollar amounts in this AIF are expressed in Canadian dollars unless otherwise indicated.  The Company’s accounts are maintained in Canadian dollars and the Company’s financial statements are prepared in accordance with International Financial Reporting Standards.  All references to “U.S. dollars”, “USD” or to “US$” are to United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Year Ended May 31
Canadian Dollars to U.S. Dollars	2014	2013	2012
Rate at end of period	0.9202	0.9672	0.9663
Average rate for period	0.9379	0.9956	1.0007
High for period	0.9833	1.0299	1.0583
Low for period	0.8888	0.9599	0.9430

Metric Equivalents

For ease of reference, the following factors for converting Imperial measurements into metric equivalents are provided:

To convert from Imperial	To metric	Multiply by
Acres	Hectares	0.404686
Feet	Metres	0.30480
Miles	Kilometres	1.609344
Tons	Tonnes	0.907185
Ounces (troy)/ton	Grams/Tonne	34.2857

1 mile = 1.609 kilometres 1 acre = 0.405 hectares 2,204.62 pounds = 1 metric ton = 1 tonne	2000 pounds (1 short ton) = 0.907 tonnes 1 ounce (troy) = 31.103 grams 1 ounce (troy)/ton = 34.2857 grams/tonne

Terms used and not defined in this AIF that are defined in National Instrument 51-102 “Continuous Disclosure Obligations” shall bear that definition.  Other definitions are set out in National Instrument 14-101 “Definitions”.

Forward-Looking Statements

This AIF contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  These statements relate to future events or the future activities or performance of the Company.  All statements, other than statements of historical fact are forward-looking statements.  Information concerning mineral resource estimates and the preliminary economic analysis thereof also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, plans and similar expressions, or which by their nature refer to future events.  These forward looking statements include, but are not limited to, statements concerning:

•	the Company’s strategies and objectives, both generally and in respect of its specific mineral properties;

•
the timing of decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs, including for the NBP;

•	the Company’s estimates of the quality and quantity of the resources at its mineral properties, and the NBP in particular;

•	the timing and cost of planned exploration programs of the Company, and the timing of the receipt of results therefrom;

•	the Company’s future cash requirements;

•	general business and economic conditions;

•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations;

•	the Company’s expectation with respect to the use of the proceeds from the sale of its interest in the Terra Project, Alaska;

•	the Company’s expectation that it will be able to identify and add additional mineral projects of merit to its assets;

•	the planned completion of and timing for an updated resource estimate for the NBP;

•	the potential for any further improvements in gold and/or silver recoveries from mineralization at the NBP;

•
the potential for a production decision to be made in respect of any of the deposits located at the NBP and the potential for any mining of or production from any deposit at the NBP following any such production decision;

•	the potential for the existence or location of additional high-grade veins at the NBP;

•	the potential to expand the high grade gold and silver at the Yellowjacket target, and the potential to expand the higher grade bulk tonnage at the Sierra Blanca target, at the NBP;

•	the potential for any delineation of higher grade mineralization at the NBP;

•	the potential for there to be one or more additional vein zone(s) to the west and northeast of the current Yellowjacket high grade zone at the NBP;

•	the potential discovery and delineation of mineral deposits/resources/reserves and any expansion thereof beyond the current estimate;

•	the potential for the NBP mineralization system to continue to grow and/or to develop into a major new higher-grade, bulk tonnage, Nevada gold discovery; and

•	the Company’s expectation that it will be able to build itself into a non-operator gold producer with significant carried interests and royalty exposure.

Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Inherent in forward looking statements are risks and uncertainties beyond the Company’s ability to predict or control, including, but not limited to, risks related to the Company’s inability to identify one or more economic deposits on its properties, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company’s inability to obtain any necessary permits, consents or authorizations required for its activities, to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks identified herein under “Risk Factors”.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future performance, and that actual results are likely to differ, and may differ materially, from those expressed or implied by forward looking statements contained in this AIF.  Such statements are based on a number of assumptions which may prove incorrect, including, but not limited to, assumptions about:

•	general business and economic conditions

•	the level and volatility of the price of gold and silver;

•	the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on the Company’s planned exploration programs;

•	conditions in the financial markets generally, and with respect to the prospects for junior precious metal exploration companies specifically;

•	the Company’s ability to secure the necessary consulting, drilling and related services and supplies on favourable terms;

•	the Company’s ability to attract and retain key staff;

•	the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based;

•	the nature of the Company’s mineral exploration projects (in particular, with respect to the geology thereof and the mineralization present);

•	the timing of the Company’s ability to commence and complete any planned exploration programs;

•	the anticipated terms of the consents, permits and authorizations necessary to carry out the planned exploration programs and the Company’s ability to comply with such terms on a cost-effective basis;

•	the ability of the Company to secure the additional resources (including power and water) and infrastructure required to build and operate a new mining project at the NBP;

•	the ongoing relations of the Company with the applicable regulators; and

•	that the metallurgy and recovery characteristics of samples from the Company’s mineral properties are reflective of the deposit as a whole.

In addition, in preparing the current estimated resource statement for the NBP, as described under “Material Mineral Projects – North Bullfrog Project” a number of assumptions have been made, which are more particularly described in that section and the North Bullfrog Report.

These forward looking statements are made as of the date hereof and Corvus does not intend and does not assume any obligation, to update these forward looking statements, except as required by applicable law.  For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Caution Regarding Adjacent or Similar Mineral Properties

This AIF contains information with respect to adjacent or similar mineral properties in respect of which the Company has no interest or rights to explore or mine.  The Company advises US investors that the mining guidelines of the US Securities and Exchange Commission (the “SEC”) set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”) strictly prohibit information of this type in documents filed with the SEC.  This AIF has been prepared pursuant to Canadian disclosure requirements and is not being filed with the SEC.  Readers are cautioned that the Company has no interest in or right to acquire any interest in any such properties, and that mineral deposits on adjacent or similar properties, and any production therefore or economics with respect thereto, are not indicative of mineral deposits on the Company’s properties or the potential production from, or cost or economics of, any future mining of any of the Company’s mineral properties.

Caution Regarding Reference to Resources and Reserves

National Instrument 43-101 Standards of Disclosure of Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in this AIF have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology set forth in SEC Industry Guide 7.  Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant

“reserves” as in-place tonnage and grade without reference to unit amounts.  The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be files with the appropriate governmental authority.  See “Glossary of Terms”.

Accordingly, information contained in this AIF contains descriptions of the Company’s mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

Glossary of Terms

The following is a glossary of certain mining terms used in this AIF.

“Ag”	Silver

“alteration”	Changes in the chemical or mineralogical composition of a rock, generally produced by weathering or hydrothermal solutions

“Arrangement”	The corporate spin-out of Corvus from ITH by way of a plan of arrangement among ITH, the shareholders of ITH and Corvus under the BCBCA, effective August 26, 2010

“Au”	Gold

“BCBCA”	Business Corporations Act (British Columbia), Corvus’ governing statute

“Board”	The board of directors of Corvus

“cm”	Centimetres

“Common Shares”	The common shares without par value in the capital stock of Corvus as the same are constituted on the date hereof

“Corvus”	Corvus Gold Inc., a company subsisting under the laws of British Columbia

“Corvus Nevada”	Corvus Gold Nevada Inc., a wholly owned subsidiary of Corvus US subsisting under the laws of Nevada

“Corvus US”	Corvus Gold (USA) Inc., a wholly owned subsidiary of Corvus subsisting under the laws of Nevada

“cut-off grade”	The lowest grade of mineralized material that qualifies as ore in a given deposit, that is, material of the lowest assay value that is included in a resource/reserve estimate

“deposit”
A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final legal, technical and economic factors are resolved

“diamond drill”
A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of the long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock which is recovered in long cylindrical sections, an inch or more in diameter

“dike”	A tabular body of igneous rock that cuts across the structure of adjacent rocks or cuts massive rocks

“Director”	A member of the Board

“disseminated”	Fine particles of mineral dispersed throughout the enclosing rock

“epigenetic”	Said of a mineral deposit of origin later than that of the enclosing rocks

“epithermal”	Said of a hydrothermal mineral deposit formed within about 1 kilometre of the earth’s surface and in the temperature range of 50-200° C, occurring mainly as veins
“executive officer”
When used in relation to any issuer (including Corvus) means an individual who is:
(a)a chair, vice chair or president;
(b)a vice-president in charge of a principal business unit, division or function, including sales, finance or production; or
(c)performing a policy-making function in respect of the issuer

“felsic”	An igneous rock having abundant light coloured minerals, also, applied to those minerals (quartz, feldspars, feldspathoids, muscovite) as a group

“g/t”	Grams per metric tonne

“grade”	To contain a particular quantity of ore or mineral, relative to other constituents, in a specified quantity of rock

“heap leaching”
A method of recovering minerals from ore whereby crushed rock is stacked on a non-porous liner and an appropriate chemical solution is sprayed on the top of the pile (the “heap”) and allowed to percolate down through the crushed rock, dissolving the desired minerals(s) as it does so.  The chemical solution is then collected from the base of the heap and is treated to remove the dissolved mineral(s)

“host”	A rock or mineral that is older than rocks or minerals introduced into it or formed within it

“host rock”	A body of rock serving as a host for other rocks or for mineral deposits, or any rock in which ore deposits occur

“hydrothermal”	A term pertaining to hot aqueous solutions of magmatic origin which may transport metals and minerals in solution

“ITH”	International Tower Hill Mines Ltd., a company subsisting under the laws of British Columbia

“km”	Kilometres

“m”	Metres

“mm”	Millimetres

“mafic”	Said of an igneous rock composed chiefly of dark, ferromagnesian minerals, also, said of those minerals

“massive”	Said of a mineral deposit, especially of sulphides, characterized by a great concentration of ore in one place, as opposed to a disseminated or veinlike deposit

“Moz”	Million ounces

“mineral reserve”
The economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.  A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined and processed

“mineral resource”
A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.  The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.  The term “mineral resource” covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which mineral reserves may subsequently be defined by the consideration and application of technical, economic, legal, environmental, socio-economic and governmental factors.  The phrase “reasonable prospects for economic extraction” implies a judgement by a qualified person (as that term is defined in NI 43-101) in respect of the technical and economic factors likely to influence the prospect of economic extraction.  A mineral resource is an inventory of mineralization that, under realistically assumed and justifiable technical and economic conditions, might become economically extractable

“mineralization”	The concentration of metals and their chemical compounds within a body of rock

“National Instrument 43-101”/ “NI 43-101”	National Instrument 43-101 of the Canadian Securities Administrators entitled “Standards of Disclosure for Mineral Projects”

“NBP”	The North Bullfrog Project in Nevada held by Corvus Nevada, as more particularly described under “Material Mineral Projects – North Bullfrog Project”

“NSR”	Net smelter return, a form of royalty

“PPB” or “ppb”	Parts per billion

“PPM or “ppm”	Parts per million

“Raven Gold”	Raven Gold Alaska Inc., a wholly owned subsidiary of Corvus US subsisting under the laws of Alaska

“reverse circulation drilling”	A method of drilling whereby rock cuttings generated by the drill bit are flushed up from the bit face to the surface through the drill rods by air or drilling fluids for collection and analysis

“SoN”	SoN Land & Water, LLC, a wholly owned subsidiary of Corvus Nevada subsisting under the laws of Nevada

“stockwork”	A mineral deposit consisting of a three-dimensional network of irregular veinlets closely enough spaced that the whole mass can be mined

“strip ratio”
The ratio of the volume of overburden (or waste material) required to be handled in order to extract some volume of ore.  For example, a 3:1 stripping ratio means that mining one cubic meter of ore will require mining three cubic meters of waste rock

“tabular”	Said of a feature having two dimensions that are much larger or longer than the third, or of a geomorphic feature having a flat surface, such as a plateau

“TSX”	Toronto Stock Exchange

“vein’	An epigenetic mineral filling of a fault or other fracture, in tabular or sheetlike form, often with the associated replacement of the host rock; also, a mineral deposit of this form and origin

ITEM 3:        CORPORATE STRUCTURE

Name, Address and Incorporation

Corvus was incorporated under the BCBCA with the name “Corvus Gold Inc.” on April 13, 2010 as a wholly owned subsidiary of ITH, with an authorized capital consisting of an unlimited number of Common Shares.  Pursuant to the Arrangement, on August 26, 2010, Corvus was spun out as a separate and independent public company, and each shareholder of ITH received one half of a Common Share.

The head office and principal business address of Corvus is located at Suite 2300 – 1177 West Hastings Street, Vancouver, British Columbia, Canada  V6E 2K3, and its registered and records office is located at Suite 2300, 550 Burrard Street, Vancouver, B.C. V6C 2B5.

Intercorporate Relationships

Corvus has four material subsidiaries:

(a)
Corvus Nevada, a corporation incorporated in Nevada on April 9, 2007, which holds all of the Company’s properties in Nevada (other than certain real property interests held by SoN) and is 100% owned by Corvus US;

(b)	Raven Gold, a corporation incorporated in Alaska on July 2, 2009, which holds all of the Company’s properties in Alaska and is 100% owned by Corvus US;

(c)	Corvus US, a corporation incorporated in Nevada on February 25, 2013, which holds all of the shares of Corvus Nevada and Raven Gold and is 100% owned by Corvus; and

(d)	SoN, a limited liability company incorporated in Nevada on July 25, 2013, which holds certain real property interests related to the NBP, of which Corvus Nevada is the sole member.

The following corporate chart sets forth all of Corvus’ material subsidiaries:

Throughout this AIF references to the “Company” refer to Corvus and its consolidated subsidiaries, Corvus US, Corvus Nevada, Raven Gold and SoN.  References to Corvus refer to Corvus alone.

ITEM 4:        GENERAL DEVELOPMENT OF THE BUSINESS

The Company is a mineral exploration company engaged in the acquisition, exploration and development of mineral properties.  The Company currently holds or has the right to acquire interests in a number of mineral properties in Alaska and Nevada, USA.  The Company is in the exploration stage as its properties have not yet reached commercial production and none of its properties is beyond the preliminary exploration stage.  All work presently planned by the Company is directed at defining mineralization and increasing understanding of the characteristics of, and economics of, that mineralization.  Other than on the NBP, there are currently no identified mineral resources, and there are no mineral reserves, on any of the Company’s mineral properties.

Three Year History

Fiscal Year Ended May 31, 2012

On July 29, 2011, the Company appointed Chris Brown as the Company’s Alaska Exploration Manager.

On November 17, 2011, the Company appointed Carl Brechtel as the Manager of Project Development.

On December 2, 2011, the Company announced that its joint venture partner for the LMS & West Pogo projects in Alaska, First Star Resources Inc. (“First Star”), failed to complete its full work commitment pursuant to the earn-in agreement made on August 16, 2010 between Raven Gold and First Star, and as such, returned full and unencumbered ownership of these properties to Raven Gold.

On February 9, 2012, Corvus entered into an agreement with Les Resources Tectonic Inc. (“LRT”) to acquire a majority interest in the Gerfaut Property in Northern Quebec, covering an area of approximately 21 square km.  Key terms of the agreement include a signing and additional claim staking payment of $10,000; a 5 year earn-in for 60% interest of $255,000 in payments and $565,000 in work commitments; a grant to LRT of a 2% NSR royalty which the Company can buy back 1% for $1,500,000; and an option to earn an extra 20% interest by spending an additional $2,000,000 work commitment over 3 years.  Following earn in and formation of the joint venture, should LRT dilute to a 10% ownership position, their interest would be converted to a 3% Net Profit Interest (NPI).  Corvus subsequently determined that the initial exploration results did not warrant further work, and therefore terminated the option agreement and returned the Gerfaut property to LRT.

On March 5, 2012, Raven Gold, granted to Alix Resources Corp. (“Alix”) the right to earn an interest in Raven Gold’s West Pogo project in Alaska.  In order to earn a 60% interest in the project, Alix is required to incur US$5,000,000 in work expenditures on the project, and pay US$125,000 to Raven Gold, all over 5 years. Raven will retain a 2 - 3% Net Smelter Return (NSR) royalty on the project, with Alix having the right to purchase 1% of the royalty for US$1,000,000.  Alix was unable to meet the terms of the option agreement, and therefore terminated the option agreement and returned the property to Raven.

On May 17, 2012, Corvus closed a private placement of 8,250,000 Common Shares at a price of $0.67 for total proceeds of $5,527,500.  Proceeds of the private placement were used for the advancement of the NBP and for general working capital.

On May 29, 2012, Corvus promoted Carl Brechtel to the position of the Company’s Chief Operating Officer, and retained Quatloo Investment Management Inc. to provide additional investor relations support to Corvus through its principal, Quentin Mai.

Fiscal Year Ended May 31, 2013

On September 4, 2012, Corvus appointed Quentin Mai as its new Vice President of Business Development.

On November 1, 2012, Corvus closed a non-brokered private placement of 3,250,001 Common Shares at a price of $1.07 per share for gross proceeds of $3,477,501.  Corvus paid cash finder’s fees in connection with a portion of this offering equal to 4% of the gross proceeds of that portion of the offering.  The net proceeds from this private placement were used to proceed with a Phase I feasibility study (based on a proposed two stage development program) for the NBP, to advance the ongoing high-grade exploration program at NBP and for general working capital.

On December 4, 2012, the Company expanded the NPB land package by acquiring approximately 23.5 square kilometres of land.  The acquisition involved staking an additional 297 US federal mining claims, resulting in the NBP property package covering approximately 68 square kilometres.

On February 18, 2013, Raven Gold signed a non-binding Letter Of Intent (“LOI”) to sell all of its joint venture participating interest in the Terra Project in Alaska to its current joint venture partner, Terra Gold Corp. (“Terra Gold”) (a subsidiary of WestMountain Gold Inc. (“WestMountain”)), while retaining precious and base metal NSR royalties, for consideration consisting of cash and shares.  Proceeds from the sale were proposed to be used for the ongoing development of the NBP.  The key proposed terms of the sale included the payment of a US$50,000 deposit paid by Terra Gold at signing of LOI, a closing deadline of April 15, 2013, with an initial payment of US$3,000,000 due at closing and US$2,000,000 due 90 days following, with a final US$1,000,000 payment due on the first anniversary of the closing.  The last two payments were secured by a first mortgage on the Terra project; the issuance of 750,000 shares of WestMountain to Raven Gold at closing, which shares are to be held by Raven Gold for a period of 24 months following closing. Raven Gold’s retained royalty will be amended to be a sliding scale NSR royalty of 0.5% to 3% on precious metals (3% above a US$1,500 gold price) and a flat 2% NSR royalty on all base metals. Terra Gold will also pay US$150,000 and deliver 250,000 shares of WestMountain to ITH as required by a present joint venture agreement in order for Terra Gold to vest its maximum interest.  At closing, Terra Gold will pay Raven Gold the value of Raven Gold’s 3% NSR royalty on the 2012 gold and silver production from Terra. Completion of the transaction is subject to completion of final negotiations, settlement and execution of formal documentation, completion by Terra Gold of due diligence (and a satisfactory result thereof) by April 5, 2013, and receipt of any necessary regulatory approvals/acceptances required on behalf of WestMountain.  This transaction did not complete as structured, and was subsequently restructured through ongoing negotiations.  The transaction, as restructured, completed on February 14, 2014.

On March 23, 2013, Corvus Nevada completed the purchase of the surface rights to five patented mining claims owned by Mr. and Mrs. Gordon Millman and located east of the Mayflower deposit forming part of the NBP.  The purchase price was USD 160,000, which was paid on closing.  The terms also include payment by Corvus Nevada of a fee of USD 0.02 per ton of overburden to be stored on the property, subject to payment for a minimum of 12 million short tons.  The minimum tonnage fee (USD 240,000) bears interest at 4.2% per annum from closing and is evidenced by a promissory note due on the sooner of the beginning of production or December 31, 2015.

On April 2, 2013, Corvus closed a non-brokered private placement by issuing 8,300,000 Common Shares at a price of $0.87 per share for total proceeds of $7,221,000.  No finder’s fees were paid in connection with the private placement.  The net proceeds were used to advance the NBP and for general working capital.

On May 16, 2013, Daniel Carriere resigned as a Director.

During the year ended May 31, 2013, stock options to purchase 2,680,000 Common Shares were exercised at price of $0.75 per share, yielding proceeds of $2,010,000 to Corvus.  The funds received from the exercise of the options were used for the continued exploration work on the NBP and for general working capital.

During the year ended May 31, 2013, broker warrants exercisable into 325,000 Common Shares at a price of $1.10 per share were fully exercised and yielded $357,500 to Corvus.  The proceeds from these warrants were used for the continued exploration work on the NBP and for general working capital.

Fiscal Year Ended May 31, 2014

On August 12, 2013, stock options to purchase 70,000 Common Shares were exercised at price of $0.69 per share, yielding proceeds of $48,300 to Corvus.  The funds received from the exercise of the options were used for the continued exploration work on the NBP and for general working capital.

On August 16, 2013, Catherine Gignac joined the Board.

On October 29, 2013, Corvus’ shareholders approved an amendment to the Articles of the Company which implemented advance notice requirements in connection with the nomination of individuals for election as director of Corvus.  The purpose of the these requirements is to provide shareholders, directors and management of Corvus with a clear framework for nominating directors.

On November 26, 2013, Corvus closed a non-brokered private placement of 5,230,000 Common Shares at a price of $1.00 per share for total proceeds of $5,230,000.  Corvus paid a finder’s fee to each of Euro Pacific Capital, Inc. and Scarsdale Equities LLC in the amounts of $8,500 and $12,500, respectively, which finder’s fees are equal to 5% of the gross proceeds raised from investors introduced to Corvus by such finder.  Proceeds from the private placement were used for the ongoing drill program at the Yellowjacket and other high-grade targets on the NBP, initial permitting work at the NBP for 2014 and for general working capital.

In December 2013, SoN completed the purchase of a 440 acre fee simple parcel of land located about 30 miles north of the NBP which carries with it 1,600 acre-feet of irrigation water rights within the Sarcobatus Flats water basin.  Cost of the land was USD 1,000,000.  This water right is significant because it provides all water presently anticipated to be required under the conceptual NBP mine plan.  SoN has begun to register the purchase of the water rights with the Nevada State Engineer (“NSE”), and will begin to make application to the NSE to move the production point to the NBP, and change the application to mining.

On February 14, 2014, Raven Gold, completed the sale of its minority interest in the Terra Project in Alaska to its joint venture partner, Terra Gold, for US$1,800,000 cash and 200,000 WestMountain common shares.  Proceeds from the Terra sale were used for the continued advancement of the recently identified Yellowjacket high-grade gold and silver discovery at the NBP and for working capital.

Subsequent Events

The only material subsequent event since May 31, 2014 is as follows:

On August 27, 2014 the Company closed a short form prospectus offering (the “Canadian Prospectus”) of 5,150,000 Common Shares (the “Shares”) of the Company at a price of $1.20 per Share for aggregate gross proceeds of $6,180,000 (the “Offering”).  The Shares were issued to certain funds managed by Van Eck Associates Corp., to the Tocqueville Gold Fund and to certain members of Corvus management and directors (collectively, the “Investors” each such investor being an accredited investor as such term is defined under National Instrument 45-106 - Prospectus and Registration Exemptions).  No underwriter was involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus, and no underwriter’s fee was payable in connection with the Offering.  No securities were issued to any persons other than the Investors pursuant to the Prospectus.

The Shares were offered to the Investors by way of the Canadian Prospectus which has been filed in the provinces of British Columbia and Ontario pursuant to National Instrument 44-101 - Short Form Prospectus Distributions and pursuant to a prospectus (the “U.S. Prospectus”) contained in a registration statement on Form S-1 filed in the United States (the “Registration Statement”).  The Registration Statement, including the U.S. Prospectus, has been filed with the United States Securities and Exchange

Commission.  With the effectiveness of the Form S-1 registration statement, the Company is now a reporting issuer with the United States Securities and Exchange Commission.  Copies of the Canadian Prospectus are available at www.sedar.com and copies of the U.S. Prospectus are available at www.sec.gov, and copies of both the Canadian Prospectus and the U.S. Prospectus may be obtained by writing to Corvus, Suite 2300 -1177 West Hastings St., Vancouver, British Columbia, Canada V6E 2K3, Attention: Corporate Secretary, calling 1-888-770-7488 or emailing info@corvusgold.com.

The Company intends to use the net proceeds of the Offering to carry out a program of work in respect of the NBP as set out in the Prospectus and the Registration Statement, and for general working capital.

Significant Acquisitions

Corvus has not entered into any significant acquisitions for which disclosure is required under Part 8 of National Instrument 51 102 since June 1, 2013, being the commencement of its last completed financial year.

Although the Company continues to review additional projects for prospective acquisition where it believes it can add significant value through exploration, no such acquisitions are presently contemplated.

ITEM 5:        NARRATIVE DESCRIPTION OF THE BUSINESS

General

Summary

The Company is a mineral exploration company engaged in the exploration, development and potential acquisition of mineral properties.  The Company currently holds, or has rights to acquire, interests in several mineral properties (subject, in certain cases, to NSR royalties payable to the original property vendors/lessors) in Alaska (3) and Nevada (1), USA.  The Company’s present primary focus is on the exploration and development of the NBP, which it considers as its only material mineral property at this time.  The progress on, and results of, the work programs on the Company’s material mineral property is set out in the Mineral Projects section of this AIF.  The Company continues to and assess additional mineral property acquisitions but does not presently contemplate entering into any such agreements, other than in connection with the NBP.

Production and Services

The Company is in the exploration stage and does not mine, produce or sell any mineral products at this time, nor do any of its current properties (with the exception of the NBP, which has indicated and inferred resources) have any known or identified mineral resources or mineral reserves.  The Company does not propose any method of production with respect to any of its Alaskan properties at this time.  With respect to the NBP, the Company’s present studies indicate that production would be by both milling of mineralized material with a combination of gravity separation and cyanide leaching and by heap leaching and treatment of the leaching solution to recover gold and silver (see “Narrative Description of the Business - Material Mineral Projects - North Bullfrog Project, Nevada”).

Specialized Skills and Knowledge

All aspects of the Company’s business require specialized skills and knowledge.  Such skills and knowledge include the areas of geology, drilling, logistical planning and implementation of exploration programs, applying for and securing necessary permits from governmental authorities, accounting and corporate finance.  Since commencing its current operations in August 2010, the Company has found that it can locate and retain the employees and consultants necessary to successfully conduct its ongoing business operations and believes it will continue to be able to do so.

Competitive Conditions

As a mineral exploration company, the Company may compete with other entities in the mineral exploration business in various aspects of the business including (a) obtaining the resources necessary to identify and evaluate mineral properties and to conduct exploration and development activities on such properties; (b) raising the capital necessary to fund its operations and (c) seeking out and acquiring mineral exploration properties.  The mining industry is intensely competitive in all its phases, and the Company may compete with other companies that have greater financial resources and technical facilities.  Competition could adversely affect the Company’s ability to raise the capital necessary to continue with operations.

Components

All of the raw materials the Company requires to carry on its business are readily available through normal supply or business contracting channels in Canada and the United States.  Since commencing current operations in August 2010, the Company has been able to secure the appropriate personnel, equipment and supplies required to conduct its contemplated programs.  As a result, the Company does not believe that it will experience any shortages of required personnel, equipment or supplies in the foreseeable future.

Cycles

The mining business is subject to mineral price cycles.  The marketability of minerals and mineral concentrates is also affected by worldwide economic cycles.  At the present time, a drop in the demand for minerals in some countries (notably China) is driving lower base metal commodity prices, while the apparent economic recovery and higher bond prices in the US economy is driving lower gold and silver prices, but it is difficult to assess how long such events, and the effects thereof, may continue.

Economic Dependence

The Company’s business is not substantially dependent on any contract such as a contract to sell the major part of its products or services or to purchase the major part of its requirements for goods, services or raw materials, or on any franchise or licence or other agreement to use a patent, formula, trade secret, process or trade name upon which its business depends.  Rather, the Company’s ability to continue making the holding, assessment, lease and option payments necessary to maintain its interest in its mineral projects is of primary concern.  The Company does not presently anticipate any difficulties in this regard in the current financial year.

It is not expected that the Company’s business will be materially affected in the current financial year by the renegotiation or termination of contracts or sub-contracts.

Environmental Protection

The Company is subject to the laws and regulations relating to environmental matters in all jurisdictions in which it operates, including provisions relating to property reclamation, discharge of hazardous materials and other matters.  The Company may also be held liable should environmental problems be discovered that were caused by former owners and operators of its properties.  The Company conducts its mineral exploration activities in compliance with applicable environmental protection legislation and the terms of any applicable permits.  The Company is not aware of any existing environmental problems related to any of its properties that may result in material liability to the Company.

All of the Company’s current and proposed exploration is under the jurisdiction of the States of Alaska or Nevada, USA.

In Alaska, low impact, initial stage surface exploration such as stream sediment, soil and rock chip sampling do not require any permits.  The State of Alaska requires an APMA (Alaska Placer Mining

Application) exploration permit for all substantial surface disturbances such as trenching, road building and drilling.  These permits are also reviewed by related state and federal agencies that can comment and require specific changes to the proposed work plans to minimize impacts on the environment.  The permitting process for significant disturbances generally requires 30 days for processing and all work must be bonded.  The Company understands that its joint venture partners/operators currently have all necessary permits with respect to their exploration activities on the Company’s properties in Alaska.  Although the Company has never had, and understands that none of its joint venture partners/operators have had, an issue with the timely processing of APMA permits there can be no assurances that delays in permit approval will not occur.  Due to the northern climate, exploration work in some areas of Alaska can be limited due to excessive snow cover and cold temperatures.  In general, surface sampling work is limited to May through September and surface drilling from March through November, although some locations afford opportunities for year round exploration operations and others, such as wetland areas, may only be explored while frozen in the winter.  Mining is conducted in a number of locations in Alaska on a year round basis, both open pit and underground.

In Nevada, as in Alaska, initial stage surface exploration does not require any permits.  Notice-level exploration permits (less than 5 acres of disturbance) are required (through the U.S. Bureau of Land Management (“BLM”)) for the North Bullfrog Project to allow for drilling.  More extensive disturbance required the application for an receipt of a “Plan of Operations” from the BLM.  The Company recently applied for, and obtained in May, 2013, an amended Plan of Operations allowing approximately 100 acres of disturbance in the public lands portion of the North Bullfrog project, which is considered sufficient by the Company for its currently proposed 2013-14 drilling program.  The Company has also applied for, and received in August, 2013, a Notice for disturbance outside the currently defined NBP area in order to allow the Company to drill water monitor wells and geotechnical soil investigations outside the project area.  In general, exploration activities in Nevada can be carried out on a year-round basis, although some such activities may be adversely affected by the winter climate.  Mining is conducted in Nevada on a year round basis, both open pit and underground.

Currently, there are no environmental regulations in Alaska that impact the Company because it is still in the exploration stage.  Reclamation work, that is, work done to restore the property to its original state, is minimal because the Company’s operations (and those of its joint venture partners/operators on the Company’s Alaskan properties), have virtually no environmental impact.  The required remedial environmental reclamation work typically consists of slashing underbrush so that wildlife movement is not hampered and basic re-seeding operations.  In Nevada, the Company is required to post bonds with the State of Nevada to secure its environmental and reclamation obligations, with amount of such bonds reflecting the level of rehabilitation anticipated by the then proposed activities..  As at May 31, 2014, the Company had posted with Nevada Division of Minerals in the State of Nevada, as security for these obligations, a reclamation bond of $522,322.

Employees

As of the date of this AIF, Corvus had no employees and Corvus Nevada had four full-time employees (all located in the United States).  The Company also relies upon consultants and contractors to carry on many of its activities and, in particular, to supervise work programs on its mineral properties.  However, as Corvus expands its activities, it may choose to hire additional employees rather than relying on consultants.

Foreign Operations

All of the Company’s mineral properties are located in the United States and expenses in relation to the properties are incurred in United States dollars.  As a result, the Company is subject to foreign currency fluctuations which may materially affected the Company’s financial position and results.

Bankruptcy and Similar Procedures

There are no bankruptcy, receivership or similar proceedings against Corvus, nor is Corvus aware of any such pending or threatened proceedings.  There have not been any voluntary bankruptcy, receivership or similar proceedings by Corvus since its incorporation to the date of this AIF nor are any such proceedings currently proposed for the current financial year.

Reorganizations

There have been no reorganizations of or involving Corvus other than the completion of the Arrangement in 2010.

Social or Environmental Policies

The Board has created a Sustainable Development Committee (“SDC”) composed of three directors, which has adopted a formal charter.  The overall purpose of the SDC is to assist the Board in fulfilling its oversight responsibilities with respect to the Board’s and the Company’s continuing commitment to improving the environment and ensuring that the Company’s activities are carried out, and that its facilities are operated and maintained, in a safe, sustainable and environmentally sound manner.  The primary function of the Committee is to monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters.  Further, the SDC is to advise the Board and make recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues.  In particular, the SDC is to consider and advise the Board with respect to current standards of sustainable development for projects and activities such as those of the Company, particularly with a view to ensuring that the Company’s business is run in a manner, and its projects are operated and developed, so as to achieve the ideals and reflect the following principles of sustainable development:

(a)	living within environmental limits,
(b)	ensuring a strong, healthy and just society,
(c)	achieving a sustainable economy,
(d)	using sound science responsibly, and
(e)	promoting good governance.

The SDC is also responsible for monitoring the activities of the Company in connection with the initial and ongoing interaction between the Company’s activities, operations and personnel and the communities in which the Company’s projects and related activities are located, with a view to ensuring that management develops and follows appropriate policies and activities to enhance the relationship between the Company and its personnel and the communities in which it operates and reflect the principles of sustainable development in that regard.  Members of the SDC visit each of the Company’s material properties at least once a year, and meet with management at least once a year to review corporate operations in light of the objectives regarding sustainable development.  The SDC is also involved in the review of any significant workplace incidents involving damage to persons or the environment and receives regular reports from management with respect to ongoing health, safety, environmental and community relations matters.

Although not set out in a specific policy, the Company strives to be a positive influence in the local communities where its mineral projects are located, not only by contributing to the welfare of such communities through donations of money and supplies, as appropriate, but also through hiring, when appropriate, local workers to assist in ongoing exploration programs.  The Company considers that building and maintaining strong relationships with such communities is fundamental to its ability to continue to operate in such regions and to assist in the eventual development (if any) of mining operations in such regions, and it attaches considerable importance to commencing and fostering them from the beginning of its involvement in any particular area.

Corvus has also adopted a Code of Business Conduct and Ethics, which provides, among other things, that the Company is committed to complying with all laws and governmental regulations applicable to its activities and, specifically, to maintaining a safe and healthy work environment and conducting its activities in full compliance with all applicable environmental laws.

Risk Factors

In addition to those risk factors discussed elsewhere in this AIF, the Company is subject to the following risk factors:

Resource Exploration and Development is Generally a Speculative Business:  Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting both from the failure to discover mineral deposits and from finding mineral deposits which, though present, are insufficient in size and grade at the then prevailing market conditions to return a profit from production.  The marketability of natural resources which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company.  These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Other than the NBP, which has estimated inferred and/or indicated resources identified, there are no known resources, and there are no known reserves, on any of the Company’s properties.  The majority of exploration projects do not result in the discovery of commercially mineable deposits of ore.  Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities.  No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit will ever qualify as a commercial mineable ore body which can be legally and economically exploited.

Insufficient Financial Resources:  The Company does not presently have sufficient financial resources to undertake by itself the acquisition, exploration and development of all of its planned acquisition, exploration and development programs, including the recommended program in the North Bullfrog Report.  Future property acquisitions and the development of the Company’s properties will therefore depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means.  There is no assurance that the Company will be successful in obtaining the required financing.  Failure to raise the required funds could result in the Company losing, or being required to dispose of, its interest in its properties.

Financing Risks:  The Company has limited financial resources, has no source of operating cash flow and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfil its obligations under any applicable agreements.  Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be favourable.  Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.

Dilution to the Company’s existing shareholders:  The Company will require significant additional equity financing be raised in the future.  The Company may issue securities on less than favourable terms to raise sufficient capital to fund its business plan.  Any transaction involving the issuance of equity securities or securities convertible into Common Shares would result in dilution, possibly substantial, to present and prospective holders of Common Shares.

Estimates of Mineral Reserves and Resources and Production Risks:  The mineral resource estimates included in this AIF are estimates only and no assurance can be given that any particular level of recovery of minerals will in fact be realized or that an identified reserve or resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.  The estimating of mineral resources and mineral reserves is a subjective process and the accuracy of mineral resource and mineral reserve estimates is a function of the quantity and quality of available data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting available engineering and geological information.  There is significant uncertainty in any mineral resource or mineral reserve estimate and the actual deposits encountered and the economic viability of a deposit may differ materially from the Company’s estimates.  Accordingly, there can be no assurance that:

●	these estimates will be accurate;

●	reserves, resource or other mineralization figures will be accurate; or

●	this mineralization could be mined or processed profitably.

Because the Company has not commenced production at any of its properties, and has not defined or delineated any proven or probable reserves on any of its properties, mineralization estimates for the Company’s properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience.  In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material.  Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions.  Short term factors, such as the need for orderly development of deposits or the processing of new or different grades, may have a material adverse effect on mining operations and on the results of operations.  There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations.  Material changes in reserves or resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.  The estimated resources described in this AIF should not be interpreted as assurances of mine life or of the profitability of future operations.  Estimated mineral resources and mineral reserves may have to be re-estimated based on changes in applicable commodity prices, further exploration or development activity or actual production experience.  This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral resource or mineral reserve estimates.  Market price fluctuations for gold, silver or base metals, increased production costs or reduced recovery rates or other factors may render any particular reserves uneconomical or unprofitable to develop at a particular site or sites.  A reduction in estimated reserves could require material write downs in investment in the affected mining property and increased amortization, reclamation and closure charges.

Mineral resources are not mineral reserves and there is no assurance that any mineral resources will ultimately be reclassified as proven or probable reserves.  Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The failure to establish proven and probable reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

Fluctuation of Metal Prices:  Even if commercial quantities of mineral deposits are discovered by the Company, there is no guarantee that a profitable market will exist for the sale of the metals produced.  The Company’s long-term viability and profitability depend, in large part, upon the market price of metals which have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods.  The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions.  There can be no assurance that the price of any minerals produced from the Company’s properties will be such that any such deposits can be mined at a profit.

Permits and Licenses:  The operations of the Company will require licenses and permits from various governmental authorities.  There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all.  Delays or a failure to obtain such licenses and permits or a failure to comply with the terms of any such licenses and permits that the Company does obtain, could have a material adverse effect on the Company.

Acquisition of Mineral Claims under Agreements:  The agreements pursuant to which the Company has the right to hold or acquire interests in a number of its properties provide that the Company must make a series of cash payments and/or share issuances over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute its share of ongoing expenditures.  Failure by the Company to make such payments, issue such shares or make such expenditures in a timely fashion may result in the Company losing its interest in such properties.  There can be no assurance that the Company will have, or be able to obtain, the necessary financial resources to be able to maintain all of its property agreements in good standing, or to be able to comply with all of its obligations thereunder, with the result that the Company could forfeit its interest in one or more of its mineral properties.

Proposed Amendments to the United States General Mining Law of 1872:  In recent years, the United States Congress has considered a number of proposed amendments to the U.S. General Mining Law of 1872.  If adopted, such legislation, among other things, could impose royalties on mineral production from unpatented mining claims located on United States federal lands, result in the denial of permits to mine after the expenditure of significant funds for exploration and development, reduce estimates of mineral reserves and reduce the amount of future exploration and development activity on United States federal lands, all of which could have a material and adverse effect on the Company’s present and potential future cash flow, results of operations and financial condition.

Uncertainties Relating to Unpatented Mining Claims:  Many of the Company’s mineral properties comprise federal unpatented mining claims in the United States.  There is a risk that a portion of the Company’s unpatented mining claims could be determined to be invalid, in which case the Company could lose the right to mine any minerals contained within those mining claims.  Unpatented mining claims are created and maintained in accordance with the Mining Law.  Unpatented mining claims are unique to United States property interests, and are generally considered to be subject to greater title risk than other real property interests due to the validity of unpatented mining claims often being uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations under the Mining Law.  Unpatented mining claims are always subject to possible challenges of third parties or contests by the United States federal government.  The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law.  Title to the unpatented mining claims may also be affected by undetected defects such as unregistered agreements or transfers.  The Company has not obtained full title opinions for the majority of its mineral properties.  Not all the mineral properties in which the Company has an interest have been surveyed, and their actual extent and location may be in doubt.

Surface Rights and Access:  Although the Company acquires the rights to some or all of the minerals in the ground subject to the mineral tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures.  In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming.  It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required.  There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, the Company will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore it may be unable to carry out planned mining activities.  In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty.  The inability of the Company to secure surface access or purchase required surface rights could materially and adversely affect the timing, cost or overall ability of the Company to develop any mineral deposits it may locate.

No Assurance of Profitability:  The Company has no history of production or earnings and due to the nature of its business there can be no assurance that the Company will be profitable.  The Company has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future.  All of the Company’s properties are in the exploration stage and the Company has not defined or delineated any proven or probable reserves on any of its properties.  None of the Company’s properties are currently under development.  Continued exploration of its existing properties and the future development of any properties found to be economically feasible, will require significant funds.  The only present source of funds available to the Company is through the sale of its equity shares, short-term high cost borrowing or the sale or optioning of a portion of its interest in its mineral properties.  Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists.  While the Company may generate additional working capital through further equity offerings, short-term high cost borrowing or through the option/lease/sale or possible syndication of its properties, there is no assurance that any such funds will be available on favourable terms, or at all.  At present, it is impossible to determine what amounts of additional funds, if any, may be required.  Failure to raise such additional capital could put the continued viability of the Company at risk.

Uninsured or Uninsurable Risks:  Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions.  These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability.  The Company may not be able to obtain insurance to cover these risks at economically feasible premiums or at all.  The Company may elect not to insure where premium costs are disproportionate to the Company’s perception of the relevant risks.  The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

Government Regulation:  Any exploration, development or mining operations carried on by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards.  The Company cannot predict whether or not such legislation, policies or controls, as presently in effect, will remain so, and any changes therein (for example, significant new royalties or taxes), which are completely outside the control of the Company, may materially adversely affect to ability of the Company to continue its planned business within any such jurisdictions.

Recent Market Events and Conditions: Since 2008, the U.S. credit markets have experienced serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities.  These problems have led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.  These conditions caused a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.  Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially.  In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

While these conditions appear to have improved slightly in 2013/14, unprecedented disruptions in the credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.  These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations.  The Company’s access to additional capital may not be available on terms acceptable to it or at all.

General Economic Conditions:  The recent unprecedented events in global financial markets have had a profound impact on the global economy.  Many industries, including the gold and base metal mining industry, are impacted by these market conditions.  Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity.  A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company’s future growth and profitability.  Specifically:

•	the global credit/liquidity crisis could affect the cost and availability of financing and the Company’s overall liquidity

•	the volatility of gold and other base metal prices may affect the Company’s future revenues, profits and cash flow

•	volatile energy prices, commodity and consumables prices and currency exchange rates could affect potential production costs

•	the devaluation and volatility of global stock markets affects the valuation of the Common Shares, which may affect the Company’s ability to raise funds through the issuance of Common Shares

These factors could have a material adverse effect on the Company’s financial condition and results of operations.

Increased Costs:  Management anticipates that costs at the Company’s projects will frequently be subject to variation from one year to the next due to a number of factors, such as the results of ongoing exploration activities (positive or negative) changes in the nature of the mineralization (if any) encountered and revisions to exploration programs, if any, in response to the foregoing.  In addition, costs are affected by the price of commodities such as fuel, rubber and electricity and the availability (or otherwise) of consultants and drilling contractors  Increases in the prices of such commodities or a scarcity of consultants or drilling contractors could cause the costs of exploration programs to increase significantly over those budgeted.  A material increase in costs for any significant exploration programs could have a significant effect on the Company’s operating funds and ability to continue its planned exploration programs.

Dependence Upon Others and Key Personnel:  The success of the Company’s operations will depend upon numerous factors, many of which are beyond the Company’s control, including (i) the ability of the Company to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) the ability to attract and retain additional key personnel in exploration, mine development, sales, marketing, technical support and finance.  These and other factors will require the use of outside suppliers as well as the talents and efforts of the Company.  There can be no assurance of success with any or all of these factors on which the Company’s operations will depend.  The Company has relied and may continue to rely, upon consultants and others for operating expertise.

Currency Fluctuations:  The Company maintains its accounts in Canadian and U.S. dollars, making it subject to foreign currency fluctuations.  Such fluctuations may materially affect the Company’s financial position and results.

Share Price Volatility:  In 2012/13 and into 2014, worldwide securities markets, particularly those in the United States and Canada, have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced unprecedented fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  Most significantly, the share prices of junior natural resource companies have experienced an unprecedented decline in value and there has been a significant decline in the number of buyers willing to purchase such securities.  In addition, significantly higher redemptions by holders of mutual funds has forced many of such funds (including those holding the Company’s securities) to sell such securities at any price.  As a consequence, despite the Company’s past success in securing significant equity financing, market forces may render it difficult or impossible for the Company to secure placees to purchase new Common Share issues at a price which will not lead to severe dilution to existing shareholders, or at all.  Therefore, there can be no assurance that significant fluctuations in the trading price of the Common Shares will not occur, or that such fluctuations will not materially adversely impact on the Company’s ability to raise equity funding without significant dilution to its existing shareholders, or at all.

Exploration and Mining Risks:  Fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs.  Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.  The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.  In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations.  There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations.  Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.

Environmental Restrictions:  The activities of the Company are subject to environmental regulations promulgated by government agencies in different countries from time to time.  Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.  Certain types of operations require the submission and approval of environmental impact assessments.  Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent.  Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees.  The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Regulatory Requirements:  The activities of the Company are subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation.  Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in the Company incurring significant expenditures.  The Company may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements.  It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of the Company’s operations and delays in the exploration and development of the Company’s properties.

Limited Experience with Development-Stage Mining Operations:  The Company has limited experience in placing resource properties into production, and its ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise.  There can be no assurance that the Company will have available to it the necessary expertise when and if it places its resource properties into production.

Enforcement of Civil Liabilities:  As substantially all of the assets of the Company and its subsidiaries are located outside of Canada, and certain of the directors and officers of Corvus are resident outside of Canada, it may be difficult or impossible to enforce judgements granted by a court in Canada against the assets of the Company or the directors and officers of Corvus residing outside of Canada.

Mining Industry is Intensely Competitive:  The Company’s business of the acquisition, exploration and development of mineral properties is intensely competitive.  The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company.  The Company may also encounter increasing competition from other mining companies in efforts to hire experienced mining professionals.  Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs and helicopters.  Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Corvus may be a “passive foreign investment company” under the U.S. Internal Revenue Code, which may result in material adverse U.S. federal income tax consequences to investors in Common Shares that are U.S. taxpayers:  Investors in Common Shares that are U.S. taxpayers should be aware that Corvus believes that it was in the prior year, and expects it will be in the current year, a “passive foreign investment company” under Section 1297(a) of the U.S. Internal Revenue Code (a “PFIC”).  If Corvus is or becomes a PFIC, generally any gain recognized on the sale of the Common Shares and any “excess distributions” (as specifically defined) paid on the Common Shares must be rateably allocated to each day in a U.S. taxpayer’s holding period for the Common Shares.  The amount of any such gain or excess distribution allocated to prior years of such U.S. taxpayer’s holding period for the Common Shares generally will be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such prior year, and the U.S. taxpayer will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year.

Alternatively, a U.S. taxpayer that makes a “qualified electing fund” (a “QEF”) election with respect to Corvus generally will be subject to U.S. federal income tax on such U.S. taxpayer’s pro rata share of Corvus’ “net capital gain” and “ordinary earnings” (as specifically defined and calculated under U.S. federal income tax rules), regardless of whether such amounts are actually distributed by Corvus.  U.S. taxpayers should be aware, however, that there can be no assurance that Corvus will satisfy record keeping requirements under the QEF rules or that Corvus will supply U.S. taxpayers with required information under the QEF rules, in event that Corvus is a PFIC and a U.S. taxpayer wishes to make a QEF election.  As a second alternative, a U.S. taxpayer may make a “mark-to-market election” if Corvus is a PFIC and the Common Shares are “marketable stock” (as specifically defined).  A U.S. taxpayer that makes a mark-to-market election generally will include in gross income, for each taxable year in which Corvus is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares as of the close of such taxable year over (b) such U.S. taxpayer’s adjusted tax basis in the Common Shares.

The above paragraphs contain only a brief summary of certain U.S. federal income tax considerations.  Investors should consult their own tax advisor regarding the PFIC rules and other U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Material Mineral Projects

North Bullfrog Project, Nevada

Information in this AIF regarding the NBP is based on information provided in the North Bullfrog Report.  The North Bullfrog Report provides documentation of the geological, operational, and resource estimation procedures that have been undertaken by the Company as it continues to advance the NBP.  The following summary is from the North Bullfrog Report and the detailed disclosure in the North Bullfrog Report is incorporated into this AIF by reference.  The North Bullfrog Report is subject to certain assumptions, qualifications and procedures as described therein.  Readers are encouraged to review the entire North Bullfrog Report, which is filed on SEDAR at www.sedar.com.

Summary from the North Bullfrog Report

Metal Mining Consultants Inc. (“MMC”), Giroux Consultants Ltd. (“GCL”) and H. C. Osborne and Associates (“HCO”) have been requested by Corvus to prepare an Updated Mineral Resource Estimate for the Mineral Assets of the Company comprising the NBP located in Nevada.  The estimate has been reported according to Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Standards and will be supported by a NI 43-101 independent report.  The last CIM Standard Mineral Resource Estimate and report produced for the NBP was completed for Corvus in October 2013.

The authors have produced a Mineral Resource Estimate for the NBP with an effective date of 25 March 2014.  The estimate is based on some 68 holes comprising 12,558m of diamond drilling and 179 holes comprising 36,417m of RC drilling, completed up to 26 November 2013.  The deposit has been modelled and is described herein using the NAD 27 CONUS, ZONE 11 UTM coordinate grid system.

1.1           PROPERTY DESCRIPTION AND OWNERSHIP

The NBP is located in the Bullfrog Hills of northwestern Nye County, Nevada.  Corvus’ property covers about 4,426 hectares of patented and unpatented lode mining claims in Sections 20, 21, 25, 26, 27, 28, 29, 32, 33, 34, 35, and 36 of T10S, R46E; sections 1, 2, 11, 12, 13, and 14 of T11S, R46E; section 31 of T10S, R47E; and section 6, T11S, R47E, MDBM.  The NBP is accessible as a two and one half hour (260 km) drive north of Las Vegas Nevada along US Highway 95.  US 95 is the major transportation route between Las Vegas, Reno Nevada and Boise Idaho.  Las Vegas is serviced by a major international airport.  The NBP lies immediately to the west of the highway.  Beatty, Nevada is the closest town to the NBP with a population of about 1,100 and contains most basic services.  Access around the NBP is by a series of reasonably good gravel roads that extend to most of the important exploration areas.

Corvus controls the NBP through a number of options with various land owners.  Corvus owns and leases several patented lode mining claims as well as maintaining a large contiguous block of federal unpatented lode mining claims.  In 2014 Corvus purchased 162 hectares of surface lands in Sarcobatus Flats approximately 26 km north of the NBP, which included water rights for 1,600 acre feet per year.

1.2           GEOLOGY AND MINERALIZATION

Gold mineralization in the NBP is primarily hosted in the middle Miocene Sierra Blanca Tuff.  Gold mineralization is also hosted to a lesser extent in monolithic and heterolithic debris-flow deposits, as well as in felsic dikes and plugs.  Two district-scale north striking normal faults are the dominant structural features in the Project area, but several smaller-scale faults between them are important controls for distribution of hydrothermal alteration and gold mineralization.

Two styles of precious metal epithermal mineralization are present at the NBP: 1) potentially high-grade, structurally controlled fissure veins and associated stockwork zones, and 2) low-grade disseminated or replacement deposits within altered volcanic rocks.  Historic drilling (pre-NI 43-101) outlines areas of important mineralization at the NBP, the most significance of which historically appeared to be in the Mayflower mine area.  Drilling by ITH, Corvus predecessor-in-interest, was used to develop initial resource estimates, to better understand precious metal mineralization at Air Track Hill, and as initial tests at the Sierra Blanca, Pioneer, Savage and Yellowjacket targets.

1.3           METALLURGICAL TESTING

During 2012-2013 metallurgical testing was performed using composite samples developed from PQ core materials produced at Mayflower, Sierra Blanca, Savage Valley and Jolly Jane.  Column leach testing on up to p80 minus 19mm indicated relatively high gold recoveries in the range of 80%, and confirmed the suitability of heap leach processing on disseminated mineralization.  In 2014, composite samples of PQ core materials were developed from Yellowjacket vein and stockwork mineralization.  Those tests indicate high solubility of contained gold in cyanide leach testing at p80 minus 150 microns, but reduced gold recoveries at heap leach size particles.  These tests indicate that mill processing will be required on Yellowjacket mineralization.

1.4           CURRENT EXPLORATION AND DEVELOPMENT

Presently, Corvus drilling is focused on the Yellowjacket Zone, a series of well mineralized veins to the north of the Sierra Blanca portion of the mineralization at Bullfrog.  The Yellowjacket zone is open to the north, south and at depth so additional drilling will be required to close off that zone.  In addition, there are a number of anomalous gold and silver values in many holes drilled in 2013 that need to be followed up with additional core drilling looking for veins.  A core rig will be dedicated to the vein exploration program throughout 2014.

1.5           NORTH BULLFROG RESOURCE ESTIMATE

The basis for the mineral resource estimates at the NBP are geologic models developed by Corvus geologists and constructed in Vulcan Software by Mr. Scott Wilson of MMC.  Geostatistics and estimates of mineralization were prepared by Mr. Gary H. Giroux of GCL.  The current mineralization update is focused on adding the Sierra Blanca drilling which was completed throughout 2012 and 2013.  Geologic logs, alteration and geochemical data were used to define the mineralized zones, and were the limiting factor for gold distribution for the resource estimations.  Ordinary Kriging was used to develop global mineralization block models and the results have been reported in Section 14.  Table 1-1 lists the Indicated and Inferred Mineral Resources at various cut-off grades.

Table 1-1: North Bullfrog Project Mineral Resource Statement As Of March 25, 2014 -Cut-Off Grades
defined by Whittle® Input Parameters in Table 1-2
(Assumed Gold Price of $1,300 per ounce and silver:gold price ratio of 59).

Area	Cutoff Grade Au (g/t)	Class	Quantity (K tonnes)	Au (g/t)	Ag(g/t)	Au Moz	Ag Moz
Yellowjacket*	0.29	Indicated	3,693	1.03	5.52	0.123	0.655
	0.29	Inferred	18,404	0.94	6.16	0.555	3.648

Sierra Blanca**	0.12	Indicated	924	0.19	1.31	0.006	0.039
	0.12	Inferred	177,723	0.19	0.69	1.066	3.943

Mayflower**	0.20	Indicated	5,465	0.46	0.41	0.081	0.071
	0.20	Inferred	31	0.21	0.24	0.000	0.000

Jolly Jane**	0.15	Indicated	19,332	0.24	0.42	0.150	0.262
	0.15	Inferred	8,231	0.21	0.56	0.054	0.149

Total Yellowjacket*	0.29	Indicated	3,693	1.03	5.52	0.123	0.655
Total Disseminated**	0.13	Indicated	25,721	0.29	0.45	0.240	0.372
Total Yellowjacket*	0.29	Inferred	18,404	0.94	6.16	0.555	3.648
Total Disseminated**	0.13	Inferred	185,985	0.19	0.64	1.120	4.092
  *-     Assumed Mill Processing
  ** - Assumed Heap Leach Processing

Table 1-2 Whittle® Parameters Used For the North Bullfrog Project

Parameter	Unit	Mayflower*	Jolly Jane*	Sierra Blanca*	Yellowjacket**
Mining Cost	US$/tonne	1.64	1.42	1.42	1.42
Au Cut-Off***	g/tonne	0.20	0.15	0.12	0.29
Processing Cost	US$/tonne	1.72	1.72	1.72	9.00
Au Recovery	%	85.1	72.0	80.0	84.0
Ag Recovery	%	8.0	8.0	8.0	72.0
Administrative Cost	US$/tonne	0.50	0.50	0.50	0.50
Refining & Sales	US$/Au oz	5.00	5.00	5.00	5.00
Au Selling Price	US$/oz	1,300	1,300	1,300	1,300
Ag:Au Price ratio	-	59	59	59	59
Slope Angle	Degrees	50	50	50	50
* - disseminated mineralization, heap leach processing
** - Structural mineralization, CIL mill processing
***-Break-even grade based on Whittle® Parameters

1.6           CONCLUSIONS

Corvus has conducted exploration, QA/QC, resource estimation and mineralization development procedures consistent with industry accepted practices.  Scott Wilson, the principal author of the North Bullfrog Report, has reviewed Corvus’ practices in this regard and has verified the resulting data, and in his opinion such data can be relied upon to estimate mineral resources at the NBP.

1.7           RECOMMENDATIONS

The recommended program for the NBP moving forward has six parts : 1) in-fill drilling at the Sierra Blanca and Jolly Jane areas to closer drill hole spacing to increase confidence in the mineralization estimates; 2) step-out/definition drilling around the Sierra Blanca and Jolly Jane areas; 3) further metallurgical testing to further define performance of a heap leach on the oxide and mixed-oxide/sulfide portion of the mineralization and define performance of gravity and cyanide leach milling processes; 4) re-evaluation of the several known alteration/geochemical anomalies which should result in the identification of additional drill targets; 5) expansion of drill testing of structural systems at Yellowjacket and other potential structural targets, and 6) development of environmental baseline data which requires a 1-year historical record prior to beginning the permitting process.

Recommended drilling at the Sierra Blanca and Yellowjacket areas include a combination of in-fill and step-out reverse circulation (RC) and core drilling within the existing mineralization area.  It is estimated that ~15,000m of additional drilling will be required in the next phase of delineation drilling. A better understanding of known and newly discovered mineralization can be applied to other target areas on the NBP.  The costs for the next phase of this program are outlined in Table 1-3.

Table 1-3:  Proposed Budget to Support Recommended Program at NBP

ACTIVITY	AMOUNT
Administration, Exploration and Infill Drilling for Sierra Blanca, Yellowjacket and Jolly Jane	US$ 5.8 M
Baseline Metallurgical Testing	US$ 0.4 M
Baseline Data Collection	US$ 0.8 M
Total	US$ 7.0M

Proposed Activities

During the balance of fiscal 2014/2015, the Company intends to focus on three priority activities identified in the recommended program for the NBP:

1.           Further exploration drilling will focus on expansion of the Yellowjacket structural mineralization where potential exists to extend the vein and stockwork system to the north, south and downdip.

2.           Metallurgical testing of Yellowjacket mineralization will continue, with testing focused on developing data as the  basis for design of a mill with a gravity recovery circuit combined with high intensity cyanide leaching and also cyanide leaching of the gravity tail.

3.           Drilling to test for other potential high-grade vein type targets that have been identified in site geologic investigations.

Recommended drilling at the Yellowjacket area will consist of core drilling to define the extent of the vein and stockwork system..  It is estimated that ~15,000m of additional drilling will be required in the next phase of delineation drilling.

The programs established to collect baseline data needed for the future permitting process will be maintained during the remainder of the fiscal year.  Other parts of the recommended NBP program, that address resource data needed to support the low grade, disseminated mineralization will be addressed in the future.  Those components of the program include in‐fill drilling at the Sierra Blanca and Jolly Jane areas to closer drill hole spacing to increase confidence in the mineralization estimates, and step‐out/definition drilling around the Sierra Blanca and Jolly Jane areas.  A better understanding of known and newly discovered mineralization can then be applied to other potential high grade target areas at the NBP.

ITEM 6:        DIVIDENDS

There are no restrictions which prevent Corvus from paying dividends.  Corvus has not paid any dividends since its incorporation.  Corvus has no present intention of paying any dividends, as it anticipates that all available funds will be invested to finance the growth of its business.  The Board will determine if and when dividends should be declared and paid in the future, based on Corvus’ financial position at the relevant time.

ITEM 7:        DESCRIPTION OF CAPITAL STRUCTURE

General Description of Capital Structure

The authorized capital of Corvus consists of an unlimited number of Common Shares, of which 70,415,028 were issued as at May 31, 2014 and 75,565,028 were issued as at August 28, 2014.  The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings.  The holders of Common Shares are entitled to dividends if, as and when declared by the Board.  The Common Shares are entitled, upon liquidation, dissolution or winding up of Corvus, to receive the remaining assets of Corvus available for distribution to shareholders.

Constraints

There are no constraints imposed on the ownership of Common Shares to ensure that Corvus has any required level of Canadian ownership.

ITEM 8:        MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX (symbol “KOR”) and are quoted on the OTCQX (symbol “CORVF”).

Trading Price and Volume

The following table provides information as to the high, low and closing prices of the Common Shares on the TSX (being the Company’s principal trading market) from June 1, 2012 (the first day of the most recently completed financial year), during the balance of the most recently completed financial year and the 3 months since the most recent financial year end, as well as the volume of shares traded for each month:
TSX

Month	High ($)	Low ($)	Volume
August 1 – 27, 2014	1.50	1.20	501,612
July, 2014	1.47	1.26	437,020
June, 2014	1.62	1.08	646,268
May, 2014	1.62	1.14	1,062,500
April, 2014	1.72	1.32	1,056,639
March, 2014	2.18	1.27	2,939,115
February, 2014	2.13	1.66	1,769,126
January, 2014	2.06	1.15	1,351,618
December, 2013	1.25	1.11	447,394
November, 2013	1.23	1.05	511,244
October, 2013	1.30	0.97	1,211,820
September, 2013	1.34	1.01	1,113,864
August, 2013	1.09	0.67	1,470,831
July, 2013	0.85	0.61	1,026,042
June, 2013	0.86	0.52	1,636,924

ITEM 9:        ESCROWED SECURITIES

There are no securities of the Company subject to escrow or subject to any contractual restrictions on transfer.

ITEM 10:        DIRECTORS AND EXECUTIVE OFFICERS

Name, Occupation and Security Holding

The names, positions or offices held with Corvus, province/state and country of residence, and principal occupation over the last five years of the Directors and executive officers of Corvus, as at the date of this AIF, are as follows:

Name, Position and Province/State and Country of Residence(1)	Principal Occupation During the Past 5 Years(1)	Period of Service as an Officer or Director(2)

Jeffrey A. Pontius(5) Director and Chief Executive Officer Colorado, USA	Geologist; CEO of Corvus; previously, CEO of ITH, September, 2006 to May 31, 2011.	Director and CEO since August 25, 2010

Anton J. Drescher(3)(4) Director British Columbia, Canada
Businessman, Certified Management Accountant; President, Harbour Pacific Capital Corp. (private management company) since 1998; President, Westpoint Management Consultants Limited (private management company) since 1979, Director of ITH (public natural resource company) since August, 1991; Director of Xiana Mining Inc. (public natural resource company) since 1996; Director of Trevali Mining Corporation (public natural resource company) since 2007; Director and CFO of Oculus VisionTech Inc. (public video streaming/video on demand company) since 1994.
Director since August 25, 2010

Rowland Perkins(2)(3)(4) Chairman and Director Alberta, Canada	Businessman; Chief Executive Officer and President of e-Backup Inc. (a private digital data service provider specializing in Cloud Services, Data Backup and Business Continuity) since 2001.	Director since August 25, 2010, Chairman since November 16, 2011

Steve Aaker(5)(6) Director Oregon, USA
Geologist; Independent Mineral Exploration Consultant since January 1, 2011; previously, Chief of U.S. Operations, Franco-Nevada Corporation (public natural resources royalty company) November 2007 to December 31, 2010.
Director since August 25, 2010

Edward Yarrow(3)(5) Director British Columbia, Canada
Economic Geologist; Independent Mineral Exploration Consultant, 2009 to present; previously, Vice-President, Exploration Division, North America & Europe for Anglo American plc and President and a Director of Anglo American Exploration (Canada) Ltd. (2002 - 2009)
Director since August 25, 2010

Name, Position and Province/State and Country of Residence(1)	Principal Occupation During the Past 5 Years(1)	Period of Service as an Officer or Director(2)

Catherine Gignac(4)(6) Director Ontario, Canada
Geologist, Independent Consultant since October, 2011; Managing Director/Mining Equity Research Analyst with Northland Capital Partners (formerly Sandfire Securities) (February 2009 to September 2011); director of Cameco Corporation (public natural resource company) since 2014; director of Trevali Mining Corp. (public natural resource company) since 2012; director of St. Andrew Goldfields Ltd. since 2011.
Director since August 16, 2013

Lawrence W. Talbot Vice-President and General Counsel British Columbia, Canada
Barrister and Solicitor; Owner, Lawrence W. Talbot Law Corporation (law firm) since July 1, 2006; Vice-President and General Counsel of Cardero Resource Corp. (public natural resource company) since July, 2006; Vice-President and General Counsel of Wealth Minerals Ltd. (public natural resource company) since July, 2006; General Counsel, ITH (public natural resource company) since September, 2006.
Director April 13, 2010 to August 25, 2010 Vice-President & General Counsel since August 26, 2010

Peggy Wu, C.A. Chief Financial Officer British Columbia, Canada
Chartered Accountant; CFO of Balmoral Resources Ltd. (public natural resource company) since 2013; CFO of Indico Resources Ltd. (public natural resource company) since October 15, 2010; Controller of Cardero Resource Corp. (public natural resource company) 2010 to June, 2013; previously Senior Staff Accountant and Supervisor at Smythe Ratcliffe LLP, Chartered Accountants, from 2007 to 2010.
Chief Financial Officer since May 30, 2011

Russell B. Myers President Colorado, USA	Geologist; Vice-President, Exploration of ITH (public natural resource company) September, 2006 to May 31, 2011.	President since September 1, 2010

Carl Brechtel Chief Operating Officer Colorado, USA
Professional Engineer; Chief Operating Officer of the Company since May, 2012; previously, Manager, Project Development, of Corvus, November, 2011 to May, 2012, previously Chief Operating Officer, ITH (public natural resource company) January 2010 to October 2011; prior to that various positions with AngloGold Ashanti Limited (public mining company) over past 12 years
Chief Operating Officer since May 29, 2012

Quentin Mai Vice-President, Business Development Vancouver, British Columbia
Businessman; Vice-President, Corporate Communications, ITH (public natural resource company) 2006 to 2010; Manager, Corporate Communications, of Cardero Resource Corp. (public natural resource company) from 2004 to 2013; President, Quatloo Investment Management Inc. (private investor relations firm) since 2004.
Vice-President, Business Development since September 4, 2012

Notes:

1.	The information as to place of residence and principal occupation, not being within the knowledge of Corvus, has been furnished by the respective Directors individually.
2.	All directorships expire at the next Annual General Meeting of the shareholders of Corvus (which is scheduled to be held on October 9, 2014). All officers hold office at the pleasure of the Board.

3.	Denotes member of the Audit Committee.

4.	Denotes member of the Compensation Committee.

5.	Denotes member of the Sustainable Development Committee.

6.	Denotes member of the Corporate Governance and Nominating Committee.

The Board does not currently have any committees other than the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Sustainable Development Committee.

As at the date of this AIF, Corvus’ Directors and executive officers, as a group, beneficially held a total of 6,474,720 Common Shares, directly or indirectly, representing 8.57% of the 75,565,028 issued Common Shares.  Corvus’ Directors and executive officers, as a group, also hold the following incentive stock options to purchase up to the following numbers of Common Shares until the dates shown:

(a)	433,334 Common Shares exercisable at $0.50 per Common Share until July 29, 2016 (subject to vesting requirements);

(b)	150,000 Common Shares exercisable at $0.67 per Common Share until November 17, 2016 (subject to vesting requirements);

(c)	300,000 Common Shares exercisable at $0.92 per Common Share until May 29, 2017 (subject to vesting requirements);

(d)	2,166,900 Common Shares exercisable at $0.96 per Common Share until September 19, 2017 (subject to vesting requirements); and

(e)	2,200,000 Common Shares exercisable at $0.76 per Common Share until August 16, 2018 (subject to vesting requirements).

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

1.
No Director or executive officer of Corvus is, as at the date of this AIF, or was within ten years before the date of this AIF, a director, chief executive officer or chief financial officer of any company (including Corvus) that:

(a)	was subject to an order that was issued while the Director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)
was subject to an order that was issued after the Director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for a period of more than 30 consecutive days.

2.	No Director or executive officer of Corvus, or a shareholder holding a sufficient number of securities of Corvus to affect materially the control of Corvus:

(a)
is, as at the date of this AIF, or has been within the ten years before the date of this AIF, a director or executive officer of any company (including Corvus) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)
has, within ten years before the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the Director, executive officer or shareholder.

3.
Other than as noted below, no Director or executive officer of Corvus, or a shareholder holding a sufficient number of securities of Corvus to affect materially the control of Corvus, has been subject to:

(a)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

In December 1987, pursuant to a decision of the British Columbia Securities Commission, Anton Drescher, a current director of the Company, was denied statutory exemptions for a 24 month period as consequence of failing to carry out adequate due diligence in the preparation of an offering document for Banco Resources Ltd.  As result of this decision, Mr. Drescher received a 6 month suspension from the Certified Management Accountants of British Columbia.

On March 10, 2010, the TSX Venture Exchange, Inc. (“TSXV”) rendered a decision with respect to a review concerning certain unauthorized loans by Xiana Mining Inc. (formerly “Dorato Resources Inc.”) to Trevali Mining Corporation.  As part of its decision, the TSXV required Mr. Drescher (who was a director of Xiana at the relevant time) to seek prior written approval from the TSXV should he propose to be involved with any other TSXV listed issuer as a director and/or officer.  On May 14, 2010, the TSX, upon review of the TSXV’s decision, required Mr. Drescher to seek approval from the TSX should he propose to be involved with any other TSX listed issuers as a director and/or officer.  In addition, the TSX required Mr. Drescher to inform the TSX of any future actions commenced against him by any regulatory entity.  Subsequently, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

Conflicts of Interest

Certain Directors and officers of Corvus are directors, officers and/or shareholders of other private and publicly listed companies, including companies that engage in mineral exploration and development and companies that hold Common Shares or other securities of Corvus.  To the extent that such other companies may participate in or be affected by ventures involving Corvus, these Directors and officers of Corvus may have conflicting interests in negotiating, settling and approving the terms of such ventures.  Conflicts of interest affecting the Directors and officers of Corvus will be governed by Corvus’ “Code of Business Conduct and Ethics”, the Articles of Corvus, the provisions of the BCBCA and other applicable laws and relevant stock exchange policies and requirements.  In the event that such a conflict of interest arises at a meeting of the Directors, a Director affected by the conflict must disclose the nature and extent of his interest and abstain from voting for or against matters concerning the matter in respect of which the conflict arises.

ITEM 11:        PROMOTERS

Corvus does not presently have, and has not within the two most recently completed fiscal years or the current fiscal year had, any promoters.

ITEM 12:        LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Legal Proceedings

The Company is not currently, and has not since June 1, 2013 (the date of the commencement of the Company’s last financial year) been, a party to any legal proceedings, nor is any of the Company’s properties presently, or has, since June 1, 2013 (the date of the commencement of the Company’s last financial year) any of the Company’s properties been, subject to any legal proceedings.

Regulatory Actions

There have not been any:

1.	penalties or sanctions imposed against Corvus by a court relating to securities legislation or by a securities regulatory authority during the financial year ended May 31, 2014;

2.
any other penalties or sanctions imposed against Corvus by a court relating to securities legislation or by a securities regulatory authority that would likely be considered important to a reasonable investor making an investment decision; or

3.	settlement agreements entered into by Corvus before a court relating to securities legislation or with a securities regulatory authority during the financial year ended May 31, 2014.

ITEM 13:        INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No:

1.	Director or executive officer of the Company;

2.	person or company that is the direct or indirect beneficial owner of, or who exercises control or direction over, more than 10% of the Common Shares; or

3.	associate or affiliate of any of the persons or companies referred to in paragraphs 1 or 2,

had, within the three most recently completed financial years of the Company (since June 1, 2011), had any material interest, direct or indirect, in any transaction that has materially affected, or will materially affect, the Company, except for:

1.
On May 17, 2012 Corvus closed a non-brokered private placement equity financing of 8,250,000 Common Shares at $0.67/share for gross proceeds of $5,527,500.  Messrs. Pontius, Myers, Yarrow, Perkins, Aaker, Drescher and Brechtel, each of whom is a director or officer of Corvus, purchased 1,000,000, 100,000, 15,000, 15,000, 50,000, 200,000 and 50,000 Common Shares, respectively, and Ms. Wu, who is an officer of Corvus, purchased 30,000 Common Shares, in the brokered private placement.  In addition, Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, an insider of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, +10% of the outstanding Common Shares) and AngloGold Ashanti (USA) Exploration, Inc. (an insider by virtue of its +10% holdings of the outstanding Common Shares), purchased 1,500,000 and 1,050,000 Common Shares, respectively.  The price paid by each of such individuals/companies, and the terms upon which each participated in the brokered private placement, were the same as for all other placees.

2.
On April 2, 2013 Corvus closed a non-brokered private placement equity financing of 8,300,000 Common Shares at $0.87/share for gross proceeds of $7,221,003.  Mr. Pontius, who is a director and officer of Corvus, purchased 250,000 of the Common Shares, Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, an insider of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, +10% of the outstanding Common Shares) purchased 4,600,000 of the Common Shares and AngloGold Ashanti (USA) Exploration, Inc. (an insider by virtue of its +10% holdings of the outstanding Common Shares), purchased 3,450,000 of the Common Shares.  The price paid by each of such individuals/companies, and the terms upon which each participated in the brokered private placement, were the same as for all other placees.

3.
On November 26, 2013, Corvus closed a non-brokered private placement equity financing of 5,230,000 Common Shares at $1.00 per Common Share for gross proceeds of $5,230,000.  Each of Jeffrey Pontius, Dr. Russell Myers, Catherine Gignac, Steve Aaker, Quentin Mai, Peggy Wu and Lawrence Talbot, each of whom is a Director and/or executive officer of Corvus, purchased an aggregate of 385,000 of the Common Shares, Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, a related party of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 5% of the outstanding Common Shares) purchased 1,000,000 of the Common Shares and AngloGold Ashanti (USA) Exploration, Inc. (a related party by virtue of its greater than 5% holdings of the outstanding Common Shares), purchased 3,000,000 of the Common Shares.  The price paid by each of such individuals/companies, and the terms upon which each participated in the brokered private placement, were the same as for all other placees.

4.
On August 27, 2014, Corvus closed a short form prospectus offering of 5,150,000 Common Shares at a price of $1.20 per Common Share for aggregate gross proceeds of $6,180,000.  Each of Jeffrey Pontius, Dr. Russell Myers, Catherine Gignac, Steve Aaker and Quentin Mai, each of whom is a Director and/or executive officer of Corvus, purchased an aggregate of 120,000 of the Common Shares and Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, a related party of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 5% of the outstanding Common Shares) purchased 2,030,000 of the Common Shares.  The price paid by each of such individuals/companies, and the terms upon which each participated in the offering, were the same as for all other placees.

The participation of each of the foregoing individuals and entities in the respective financings was approved, in each case, by the directors not participating, and any director who participated did not vote in respect of the approval of the respective financing.

ITEM 14:        TRANSFER AGENT AND REGISTRAR

The Company’s transfer agent and registrar is Computershare Investor Services Inc. in Canada in Vancouver and Toronto.  Transfers may be effected at, and registration facilities are maintained in British Columbia, Canada at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9.

ITEM 15:        MATERIAL CONTRACTS

There are no material contracts that have been entered into by the Company other than in the ordinary course of the Company’s business of mineral property evaluation, acquisition and divestiture and exploration, including raising the funding therefor, since April 13, 2010 (being the date of incorporation of the Corvus) that are still in effect, other than:

1.	Arrangement Agreement made as of July 8, 2010 between ITH and Corvus pursuant to which ITH and Corvus agreed to carry out the Arrangement.

ITEM 16:        NAMES AND INTERESTS OF EXPERTS

Names and Interests of Experts

The following are the persons or companies:

1.
who were named as having prepared or certified a statement, report or valuation described or included in a filing, or referred to in a filing, made under National Instrument 51-102 by Corvus during, or relating to, the fiscal year ending May 31, 2014, being Corvus’ most recently completed financial year; and

2.	whose profession or business gives authority to the statement, report or valuation made by the person or company:

(a)
Crowe MacKay LLP, Chartered Accountants provided an auditor’s report dated August 7, 2014 in respect of the Company’s financial statements for the years ended May 31, 2014 and 2013 and incorporated by reference into this AIF.  Crowe MacKay LLP is independent in accordance with the auditors’ rules of professional conduct in British Columbia;

(b)	Gary H. Giroux, P.Eng. (B.C.), a “qualified person” for the purposes of NI 43-101, is the author responsible for the preparation of:

(i)
section 14, and the relevant portions of sections 1, 2, 25 and 26 relating thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 4, 2013, filed on SEDAR on July 23, 2013,

(ii)
section 14, and the relevant portions of sections 1, 2, 25 and 26 relating thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye

County, Nevada” dated October 23, 2013, filed on SEDAR on October 28, 2013 and
(iii)	section 14 (with the exception of Section 14.7 and 14.9), and the relevant portions of sections 1, 17 and 18, of the North Bullfrog Report.

Mr. Giroux holds less than 1% of the outstanding Common Shares;

(c)	Roger C. Steininger, Ph.D., CPG, a “qualified person” for the purposes of NI 43-101, is the author responsible for:

(i)
all sections, except sections 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22, and the portions of sections 1, 2, 25 and 26 relating thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 4, 2013, filed on SEDAR on July 23, 2013, and

(ii)
all sections, except sections 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22, and the portions of sections 1, 2, 25 and 26 relating thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated October 28, 2013, filed on SEDAR on October 28, 2013.

Mr. Steininger holds less than 1% of the outstanding Common Shares:

(d)	Scott Wilson (CPG) , a “qualified person” for the purposes of NI 43-101, is the author responsible for the preparation of:

(i)
sections 15, 16, 18, 19, 21 and 22 and the relevant portions of Sections 1, 2, 25 and 26 related thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 4, 2013, filed on SEDAR on July 23, 2013,

(ii)
sections 15, 16, and the mining related portion of capital costs and the mining operating and administrative operating costs portions of Section 21, and the relevant portions of Sections 1, 2, 25 and 26 related thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated October 28, 2013, filed on SEDAR on October 28, 2013, and

(iii)	all sections, with the specific exception of Section 13, Sections 14.1 – 14.6 and Section 14.8, and the relevant portions of sections 1, 17 and 18, of the North Bullfrog Report.

Mr. Wilson holds less than 1% of the outstanding Common Shares; and

(e)	Herbert Osborne (SME), a “qualified person” for the purposes of NI 43-101, is the author responsible for the preparation of:

(i)
sections 13, 17, 18, 21 and 22, and the relevant portions of Sections 1, 2, 25 and 26 related thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 4, 2013, filed on SEDAR on July 23, 2013,

(ii)
sections 13, 17, 18, 22, and the process operating cost and the process and infrastructure capital costs portion of Section 21, and the relevant portions of Sections 1, 2, 25 and 26 related thereto, of the technical report entitled “Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated October 23, 2013, filed on SEDAR on October 28, 2013, and

(iii)	section 13, and the relevant portions of sections 1, 17 and 18, of the North Bullfrog Report.

ITEM 17:        ADDITIONAL INFORMATION

Audit Committee Information

Under National Instrument 52-110 - Audit Committees (“NI 52-110”), companies that are required to file an Annual Information Form are required to provide certain disclosure with respect to their audit committee, including the text of the audit committee’s charter, the composition of the audit committee and the fees paid to the external auditor.  This information with respect to Corvus is provided in Schedule “A”.

Additional Information

Additional information relating to Corvus may be found on SEDAR at www.sedar.com.

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of Corvus’ securities and securities authorized for issuance under equity compensation plans, if applicable, will be contained in the management information circular that will be prepared and files in connection with the 2014 annual general meeting of Corvus (scheduled for October 9, 2014).  Additional financial information is available in Corvus’ comparative audited consolidated financial statements, together with the auditor’s report thereon, and the related Management Discussion and Analysis for its most recently completed fiscal year ended May 31, 2014.

A copy of this AIF, the Financial Statements and the MD&A, as well as any interim statements from the past financial year) may be found on the SEDAR website at www.sedar.com or be obtained upon request from the Vice-President & General Counsel of Corvus.  A reasonable fee for copying may be charged if the request is made by a person who is not a registered security holder of Corvus.

Schedule “A”

Audit Committee Information

The Audit Committee’s Charter

The following is the text of the current Charter for Corvus’ Audit Committee:

“CORVUS GOLD INC.

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on August 26, 2010)

ARTICLE 1 - PURPOSE

The overall purpose of the Audit Committee (the “Committee”) is to:

(a)
ensure that the management of Corvus Gold Inc. (the “Company”) has designed and implemented an effective system of internal financial controls for reviewing and reporting on the Company’s financial statements;

(b)	oversee, review and report on the integrity of the Company’s financial disclosure and reporting;

(c)	review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of material facts; and

(d)	be directly responsible for:

(i)	the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)	the oversight of the work of the Company’s external auditors, and

(iii)	subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company.

ARTICLE 2 - COMPOSITION, PROCEDURES AND ORGANIZATION

2.1
The Committee will consist of at least three members of the Board of Directors (the “Board”), all of whom will be “independent” and “unrelated directors” of the Company within the meaning of all applicable legal and regulatory requirements (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.2
All of the members of the Committee will be “financially literate”, at least one member of the Committee will have accounting or related financial expertise (i.e. able to analyze and interpret a full set of financial statements, including the notes thereto, in accordance with generally accepted accounting principles) and at least one member of the Committee will be a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.3	The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, will appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

2.4	Unless the Board has appointed a chair of the Committee, the members of the Committee will elect a chair from among their number.

2.5	The Committee will select an individual to act as secretary for the Committee, who will be either:

(a)	a member of the Committee other than the chair, or

(b)	another individual who is not a member of the management of the Company.

2.6
The quorum for meetings will be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.  Decisions by the Committee will be by the affirmative vote of a majority of the members of the Committee, or by consent resolutions in writing signed by each member of the Committee.

2.7
The Committee will have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.8	Meetings of the Committee will be conducted as follows:

(a)	the Committee will meet:

(i)	at least quarterly, and

(ii)	may meet as many additional times:

A.	as deemed necessary or appropriate by the Committee,

B.	upon request by any member of the Committee, the Chief Executive Officer, the Chief Financial Officer or the external auditors,

in each case at such times and at such locations as may be determined by the Committee or the chair of the Committee.  Except in respect of a regularly scheduled meeting of the Committee, notice of such meeting, together with a proposed agenda, will be delivered to each member of the Committee not less that forty-eight (48) hours prior to the proposed meeting time (which notice may be waived by all of the members of the Committee); and

(b)	the external auditors and management representatives will be invited to attend as necessary in the discretion of the Committee.

2.9
The internal accounting staff, any external accounting consultant(s) and the external auditors will have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary.  The Committee, through its chair, may contact directly any employee in, or consultant of, the Company as it deems necessary, and any employee of, or consultant to, the Company may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

2.10
The Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities hereunder.

ARTICLE 3 - DUTIES AND RESPONSIBILITIES

3.1	The overall duties and responsibilities of the Committee will be as follows:

(a)	be directly responsible for:

(i)	the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)	the oversight of the work of the Company’s external auditors, and

(iii)	subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company;

(b)
to review with the management of the Company (and, in the case of the annual audited statements, with the external auditors) the annual audited consolidated and unaudited consolidated quarterly financial statements, including the notes thereto, to ensure that such statements present fairly the financial position of the Company and the results of its operations and, if appropriate, to recommend to the Board as to the approval of any such financial statements;

(c)
to assist the Board in the discharge of its responsibilities relating to the Company’s accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements;

(d)	to establish and maintain a direct line of communication with the Company's internal accounting staff and any external accounting consultant(s) and assess their performance;

(e)	to ensure that the management of the Company has designed, implemented and is maintaining an effective and appropriate system of internal financial controls; and

(f)	to report regularly to the Board on the fulfilment of its duties and responsibilities.

3.2	The duties and responsibilities of the Committee as they relate to the external auditors will be as follows:

(a)
to select a firm of external auditors to be proposed by management of the Company to the shareholders for election by the shareholders as the external auditors for the Company, and to verify the independence of such proposed external auditors;

(b)	to review and approve the fee, scope and timing of the annual and any other audit performed by the external auditors;

(c)	to review and evaluate the qualifications, performance and independence of the lead partner of the external auditors of the Company;

(d)	to discuss with management of the Company the timing and process for implementing the rotation of the lead audit partner and the reviewing partners of the external auditors of the Company;

(e)	to obtain confirmation from the external auditors of the Company that they will report directly to the Committee;

(f)
to obtain confirmation from the external auditors of the company that they will report in a timely matter to the Committee all critical accounting policies and practices to be used, all alternative accounting policies and practices, the ramifications of each of such accounting policies and practices and the accounting policy and practice preferred by the external auditors of the Company, for the financial information of the Company within applicable generally accepted accounting principles (“GAAP”) which have been discussed with management of the Company and will provide a copy of all material written communications between the external auditors of the Company and management of the Company including, without limitation, any management letter or schedule of unadjusted differences;

(g)
obtain confirmation from the external auditors of the Company that they will ensure that all reports filed under the United States Securities Exchange Act of 1934, as amended, which contain financial statements required to be prepared in accordance with Canadian GAAP and/or are reconciled to, United States GAAP, reflect all material correcting adjustments identified by the external auditors of the Company;

(h)	to review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former external auditors of the Company;

(i)
to review and pre-approve all non-audit services to be provided to the Company (or any of its subsidiaries) by the external auditors, provided that such pre-approval authority may be delegated by the Committee to any member of the Committee who is “independent” and “unrelated” on the condition that any such pre-approval must be presented to the Committee at its first schedule meeting following any such approval;

(j)	review the audit plan of the external auditors prior to the commencement of the audit;

(k)	to review with the external auditors, upon completion of their annual audit:

(i)	the contents of their report,

(ii)	the scope and quality of the audit work performed,

(iii)	the adequacy of the Company's financial and accounting personnel,

(iv)	the co-operation received from the Company's personnel and any external consultants during the audit,

(v)	the scope and nature of the internal resources used,

(vi)	any significant transactions outside of the normal business of the Company,

(vii)	any significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems, and

(viii)	the non-audit services provided by the external auditors during the year under audit;

(l)	to discuss with the external auditors not just the acceptability, but also the quality, of the Company’s accounting principles; and

(m)	to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

3.3	The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a)
review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal accounting, the use of and services provided by any external accounting consultant(s), insurance, information services and systems and financial controls, management reporting and risk management, and to ensure that the Company maintains:

(i)	the necessary books, records and accounts in reasonable detail to accurately and fairly reflect the Company’s financial transactions,

(ii)	effective internal control systems, and

(iii)	adequate processes for assessing the risk of material misstatement of the financial statements and for detecting control weaknesses or fraud;

(b)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

(ii)	the confidential, anonymous submission by employees or any external consultants of the Company of concerns regarding questionable accounting or auditing matters;

(c)	to periodically review this policy and recommend to the Board any changes which the Committee may deem appropriate;

(d)	review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company;

(e)
periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal accounting staff, by any external accounting consultant(s) or by the external auditors have been implemented;

(f)
assist in the preparation of any internal control report by management, which provides that management of the Company is responsible for establishing and maintaining an adequate control structure and procedures for financial reporting by the Company, assessing the effectiveness of such control structure and procedures, and ensuring that the external auditors of the Company attest to, and report on, the assessment of such control structure and procedures by management of the Company;

(g)
assist the Chief Executive Officer and the Chief Financial Officer of the Company in their assessment of the effectiveness of the Company’s internal control over financial reporting and in determining whether there has been any material change in the Company’s internal control over financial reporting which has materially affected or could materially affect such internal control subsequent to the date of the evaluation; and

(h)
assist the Chief Executive Officer and the Chief Financial Officer of the Company in identifying and addressing any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.4	The Committee is also charged with the responsibility to:

(a)	review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)	review and approve the financial sections of:

(i)	the annual report to shareholders;

(ii)	the annual information form (if any);

(iii)	any quarterly or annual management discussion and analysis;

(iv)	prospectuses; and

(v)	other public reports requiring approval by the Board,

and report to the Board with respect thereto including, without limitation, as to the approval (or otherwise) thereof by the Board;

(c)	review regulatory filings and decisions as they relate to the Company's consolidated annual and interim financial statements, including any press releases with respect thereto;

(d)
ensure that the Company discloses in the periodic reports of the Company, as appropriate, whether at least one member of the Committee is a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission;

(e)	ensure that all non-audit services approved by or on behalf of the Committee are disclosed in the periodic reports of the Company;

(f)	ensure that each annual report and, to the extent required by any applicable legal or regulatory requirement, any quarterly report of the Company includes disclosure with respect to all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities which may have a current or future effect on the Company in accordance with all applicable legal and regulatory requirements;

(g)
ensure that all financial statements and other financial information, including pro forma financial information, included in any report filed by the Company with any regulatory authority or contained in any public disclosure or press release of the Company is presented in a manner which does not contain a material misstatement or omission and reconciles the pro forma information contained therein to Canadian GAAP, and if appropriate, reconciles such pro forma information contained therein to United States GAAP, and which otherwise complies with all applicable legal and regulatory requirements;

(h)
review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(i)	review and report on the integrity of the Company’s consolidated financial statements;

(j)	review the minutes of any audit committee meeting of any subsidiaries of the Company;

(k)
review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(l)	review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of material facts; and

(m)
develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable time following each annual general meeting of shareholders.

3.5	The Committee shall have the authority to determine:

(a)
subject to the grant by the shareholders of the authority to do so, if required, the compensation to be received by the external auditors of the Company in connection with all audit services, and non-audit services, to be performed by the auditors;

(b)	the compensation to be received by any legal, financial or other advisors or consultants engaged by the Committee to assist it in performing its duties and responsibilities hereunder; and

(c)	the appropriate funding for the ordinary administrative expenses of the Committee.

ARTICLE 4 – GENERAL

4.1	The Committee will:

(a)
prepare any report or other disclosure, including any recommendation of the Committee, required by any applicable legal or regulatory requirement to be included in the annual proxy or information circular of the Company;

(b)	review this Charter at least annually and recommend any changes herein to the Board;

(c)	report the activities of the Committee to the Board on a regular basis and make such recommendations thereto as the Committee may deem necessary or appropriate; and

(d)
prepare and review with the Board an annual performance evaluation of the Committee, which performance evaluation must compare the performance of the Committee with the requirements of this Charter and be conducted in such manner as the Committee deems appropriate.  Such report to the Board may be in such form as the Committee determines, which may include being in the form of an oral report by the chair of the Committee or by another member of the Committee designated by the Committee to make such report.

4.2	No member of the Committee will receive any compensation from the Company, other than fees for being a director of the Company, or a member of a committee of the Board.

4.3
In addition to the foregoing, the Committee will perform such other duties as may be assigned to it by the Board from time to time or as may be required by any applicable stock exchanges, regulatory authorities or legislation.”

Composition of the Audit Committee

Corvus’s Audit Committee is made up of the following directors:

Name	Independent (Y/N)	Status

Anton J. Drescher (Chair)	Independent	Financially Literate

Rowland Perkins	Independent	Financially Literate

Edward Yarrow	Independent	Financially Literate

A member of an audit committee is independent if the member has no direct or indirect material relationship with the Company that could, in the view of the Board, be reasonably expected to interfere with the exercise of a member’s independent judgment.

An individual is financially literate if he has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Relevant Education And Experience

The experience and education of each member of the Audit Committee that is relevant to the performance of his responsibilities as a member of the Audit Committee is as follows:

Anton J Drescher: Mr. Drescher has been Chief Financial Officer and a director of Oculus VisonTech Inc., a public company listed for trading on the TSXV and the OTC Bulletin Board, since December 1994, which company is involved in streaming video and video-on-demand.  He has also been the President of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations since 1979; and President of Harbour Pacific Capital Corp., a private British Columbia company involved in regulatory filings for businesses in Canada, since 1998.  Mr. Drescher has been a Certified Management Accountant since 1981.  He is also a director and member of the audit committee of Trevali Mining Corporation, a public natural resource company listed on the TSX.

Rowland Perkins:  Mr. Perkins is currently the President and CEO of ebackup Inc. (est. 2001); a digital data service provider specializing in cloud services, data backup and business continuity.  Mr. Perkins has a degree in Economics from the University of Manitoba (1972) and over 35 years of business experience, including 20 years of experience with public companies.  In addition, Mr. Perkins is a director of several publicly traded companies: Xiana Mining Inc. (since 2011), Oculus Visiontech Inc. (since 2005), and Strikepoint Gold Inc. (since 2011).  In connection with these activities, Mr. Perkins has had extensive experience in reviewing, interpreting and assessing financial statements and the underlying accounting principles for public companies, and has been involved in the development and analysis of internal controls and procedures for financial reporting.

Edward Yarrow:  Mr. Yarrow is a senior economic geologist with over 35 years’ experience in the minerals industry.  He has been involved in a number of discoveries of massive sulphide, magmatic nickel, tungsten and gold during this timeframe, and has extensive experience in commercial and legal aspects of the mineral exploration business and new business development in a number of different countries.  Recently retired from Anglo American plc., he was, from 2000 until December, 2009, the Vice-President, Exploration Division, North America Europe for Anglo American and President and a Director of Anglo American Exploration (Canada) Ltd. (2002 - 2009).  Prior to that, he was the Vice President, Exploration for Hudson Bay Mining and Smelting Co. Ltd., responsible for regional and mine exploration in the Flin Flon mining camp, since 1995.  Mr. Yarrow is a member of the Association of Professional Engineers & Geoscientists of both B.C. and Manitoba.  Mr. Yarrow serves on the audit committee of a public company similar to the Company and in that capacity has experience with the review and understanding of the accounting principles relevant to the financial statements of public natural resource companies, including companies comparable to Corvus.

Reliance on Certain Exemptions

At no time since June 1, 2013 (being the commencement of its last completed financial year) has Corvus relied on the exemptions in the following sections of NI 52-110:

1.	Section 2.4 (De Minimis Non-audit Services);
2.	Section 3.2 (Initial Public Offerings);
3.	Section 3.3(2) (Controlled Companies);
4.	Section 3.4 (Events Outside Control of Member);
5.	Section 3.5 (Death, Disability or Resignation of Audit Committee Member);
6.	Section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances);
7.	Section 3.8 (Acquisition of Financial Literacy); or
8.	an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Audit Committee Oversight

At no time since June 1, 2013 (being the commencement of its last completed financial year) was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee is authorized by the Board to review the performance of Corvus’s external auditors and approve in advance the provision of services other than auditing and to consider the independence of the external auditors, including reviewing the range of services provided in the context of all consulting services bought by Corvus.  Such advance approval authority may be delegated by the Audit Committee to any member of the Audit Committee who is “independent” and “unrelated” on the condition that any such pre-approval must be presented to the Audit Committee at its first scheduled meeting following any such approval.  To date, such authority has not been so delegated.

External Auditor Service Fees (By Category)

The aggregate fees billed by the Company’s external auditors in its last two fiscal years for audit fees are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
May 31, 2014	$45,000	$14,800	$2,000	$Nil
May 31, 2013	$35,000	$15,000	$7,000	$Nil

(1) The aggregate audit fees billed.

(2) The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements which are not included under the heading “Audit Fees”.  The work performed in 2013 consisted of the review of the Company’s quarterly interim financial statements.  The work performed in 2014 consisted of review of the Company’s quarterly interim financial statements and prospectus.

(3) The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning in each of 2013 and 2014.

(4) The aggregate fees bille for products and services other than as set out under the headings “Audit Fees”, “Audit Related Fees” and “Tax Fees”.